As filed with the Securities and Exchange Commission on March 29, 2006

Registration No. 333-

United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)
Delaware	13-1500700
(State of incorporation)	(IRS Employer Identification Number)

260 Long Ridge Road
Stamford, Connecticut 06927
(203) 357-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan M. Green, Esq.
General Counsel, Corporate Treasury
260 Long Ridge Road
Stamford, Connecticut 06927
(203) 357-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.	[_]
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities
Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.	[X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box
and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[_]
If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the
Securities Act registration statement number of the earlier effective registration statement for the same offering.	[_]
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon
filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	[X]
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities
or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	[_]

CALCULATION OF REGISTRATION FEE

Amount to be registered/
Proposed maximum offering price per unit/
Title of Each Class	Proposed maximum offering price/
Of Securities to be Registered	Amount of registration fee (1)

Debt Securities

Preferred Stock

Guarantees and Letters of Credit

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b), 457(r) and 457(p), the Registrant is deferring payment of all of the registration fee, except for $2,299,326 that has already been paid with respect to $19,535,479,650 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-123085 filed on March 2, 2005, and were not sold thereunder.

PROSPECTUS

General Electric Capital Corporation
Debt Securities
Preferred Stock
Guarantees and Letters of Credit,
Including Interests Therein

General Electric Capital Corporation may offer from time to time:

  unsecured debt securities;
  preferred stock, par value $.01 per share, which may be issued in the form of depositary shares evidenced by depositary receipts; and
  unsecured guarantees and direct-pay letters of credit, including in each case interests therein.

     We will provide specific terms of these securities in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series or separate tranches within a series. You should read this prospectus and any prospectus supplement carefully before you invest.

       Investing in these securities involves risks. See “Risk Factors” on page 2 of this prospectus.

     These securities have not been approved by the SEC or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     We may sell these securities on a continuous or delayed basis directly to purchasers, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

The date of this prospectus is March 29, 2006.

ABOUT THIS PROSPECTUS

     This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement can be obtained from the SEC as indicated under the heading “Where You Can Get More Information on GECC.”

     This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Get More Information on GECC.”

     You should rely on the information incorporated by reference or provided in this prospectus and the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or the prospectus supplement is accurate as of any date other than their respective dates.

     References in this prospectus to “GECC”, “we”, “us” and “our” are to General Electric Capital Corporation.

RISK FACTORS

     Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005 (which description is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Get More Information On GECC,” below.

WHERE YOU CAN GET MORE INFORMATION ON GECC

     GECC files annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room in Washington D.C. located at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available at our Internet site at http://www.ge.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

     The SEC allows us to “incorporate by reference” into this prospectus the information in other documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the document listed below and any future filings that we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

     (i) GECC’s Annual Report on Form 10-K for the year ended December 31, 2005.

     You may request a copy of these filings at no cost. Requests should be directed to David P. Russell, Senior Counsel, Corporate Treasury and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

THE COMPANY

     General Electric Capital Corporation was incorporated in 1943 in the State of New York under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, which was formed in 1932. Until November 1987, our name was General Electric Credit Corporation. On July 2, 2001, we changed our state of incorporation to Delaware. All of our outstanding common stock is owned by General Electric Capital Services, Inc. (“GE Capital Services”), formerly General Electric Financial Services, Inc., the common stock of which is in turn wholly owned directly or indirectly by General Electric Company (“GE Company”). Financing and services offered by GECC are diversified, a significant change from the original business of GECC which was financing the distribution and sale of consumer and other GE Company products. Currently, GE Company manufactures few of the products financed by GECC.

     We operate in four of GE Company’s operating segments: GE Commercial Finance, GE Consumer Finance, GE Industrial and GE Infrastructure. These operations are subject to a variety of regulations in their respective jurisdictions.

     Our services are offered primarily in North America, Europe and Asia. GECC’s principal executive offices are at 260 Long Ridge Road, Stamford, Connecticut 06927-1600 (telephone number (203) 357-4000). At December 31, 2005, our employment totaled approximately 77,500.

	Consolidated Ratio of Earnings to Fixed Charges

Year Ended December 31,

2001	2002	2003	2004	2005

1.56	1.62	1.71	1.82	1.66

Consolidated Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

Year Ended December 31,

2001	2002	2003	2004	2005

1.55	1.61	1.71	1.81	1.66

     For purposes of computing the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends, earnings consist of net earnings adjusted for the provision for income taxes, minority interest, interest capitalized (net of amortization) and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rentals, which we believe is a reasonable approximation of the interest factor of such rentals.

USE OF PROCEEDS

     Unless otherwise specified in the prospectus supplement accompanying this prospectus, we will add the net proceeds from the sale of the securities to which this prospectus and the prospectus supplement relate to our general funds, which we use for financing our operations. We can conduct additional financings at any time.

PLAN OF DISTRIBUTION

     We may sell our securities on a continuous or delayed basis directly to purchasers, through agents, dealers and underwriters or through a combination of these methods.

     We may designate agents to solicit offers to purchase our securities.

  We will name any agent involved in offering or selling our securities, and any commissions that we will pay to the agent, in our prospectus supplement.
  Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.
  Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of our securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

  If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities to the underwriter[s] who offer at a specified price.
  We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.
  The underwriters will use our prospectus supplement to sell our securities.

     We may use a dealer to sell our securities.

  If we use a dealer, we, as principal, will sell our securities to the dealer.
  The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
  We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may solicit directly offers to purchase our securities, and we may directly sell our securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act of 1933. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts.

  If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.
  These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.
  We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed contracts will be entitled to receive.

     Unless otherwise provided in the prospectus supplement accompanying this prospectus, neither support obligations nor interests therein will be offered or sold separately from the underlying securities to which they relate. The underlying securities will be offered and sold under a separate offering document.

       NASD Regulations

     GE Capital Markets Group, Inc. is an affiliate of GECC and may participate as an underwriter in the distribution of securities issued pursuant to this prospectus. Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. imposes certain requirements when an NASD member such as GE Capital Markets Group, Inc. distributes an affiliated company’s securities. As a result, we will conduct any offering in which GE Capital Markets Group, Inc. acts as an underwriter in compliance with the applicable requirements of Rule 2720. The maximum compensation we will pay to underwriters in connection with any offering of the securities will not exceed 8% of the maximum proceeds of such offering.

SECURITIES OFFERED

     Using this prospectus, we may offer unsecured senior or subordinated debt securities (collectively, the “debt securities”) and preferred stock. In addition, we may issue unsecured guarantees and direct-pay letters of credit, including interests therein. We are registering these securities with the SEC using a “shelf” registration statement. This “shelf” registration statement allows us to offer any combination of these securities. Each time we offer securities, we must provide a prospectus supplement that describes the specific terms of the securities. The prospectus supplement may also provide new information or update the information in the prospectus. Such information may also be contained in a written communication from us or the agents.

     As a well known seasoned issuer under the rules of the SEC, we are permitted to and may add other securities to the registration statement and prospectus by subsequent amendment. Also we are able to add our subsidiaries and securities to be issued by them if we guarantee the securities. Among the securities we may add to the registration statement and prospectus by subsequent amendment are preferred or capital securities issued by trusts we may organize (see “Description of Trust Issued Preferred Or Capital Securities” below).

DESCRIPTION OF DEBT SECURITIES

General

     The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement. Specific terms of the debt securities may also be contained in a written communication from us or the agents.

     Unless otherwise provided in a prospectus supplement to this prospectus, the senior debt securities will be issued pursuant to an Amended and Restated Indenture, between us and JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank), dated as of February 27, 1997, as supplemented by a Supplemental Indenture dated as of May 3, 1999, a Second Supplemental Indenture dated as of July 2, 2001 and a Third Supplemental Indenture dated November 22, 2002 or pursuant to an Amended and Restated Indenture, between us and JPMorgan Chase Bank, N.A., dated as of February 28, 1997, as supplemented by a First Supplemental Indenture dated as of July 2, 2001 (collectively, the “senior indentures”), and the subordinated debt securities will be issued pursuant to a Subordinated Debt Indenture between us and JPMorgan Chase Bank, N.A., dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture, dated as of July 15, 2005 (the “subordinated indenture” and, together with the senior indentures, the “indentures”). None of the indentures limits the amount of debt securities or other unsecured debt which we may issue.

     The prospectus supplement will specify the following terms of such issue of debt securities:

  the designation, the aggregate principal amount and the authorized denominations if other than the denominations set forth in the applicable indenture;
  the percentage of their principal amount at which the debt securities will be issued;
  the date or dates on which the debt securities will mature;
  whether the debt securities will be senior or subordinated obligations;
  if the debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;
  any deletions or modifications of or additions to the Events of Default and related remedies described below or the covenants of GECC set forth in the applicable indenture;
  the currency, currencies or currency units in which we will make payments on the debt securities;
  the rate or rates at which the debt securities will bear interest, if any, or the method of determination of such rate or rates;
  the date or dates from which such interest, if any, shall accrue, the dates on which such interest, if any, will be payable and the method of determining holders to whom interest shall be payable;
  the prices, if any, at which, and the dates at or after which, we may or must repay, repurchase or redeem the debt securities;
  the exchanges, if any, on which the debt securities may be listed;
  the trustee under the indenture pursuant to which the debt securities are to be issued. (Sections 2.02 and 2.02A. Section references refer to the sections in the applicable indenture.); and
  any other terms of the debt securities not inconsistent with the provisions of the applicable indenture.

     In addition to the description of the debt securities in the prospectus supplement, you should refer to the detailed provisions of the indenture applicable to the debt securities, copies of which are filed as exhibits to the registration statement.

     Unless otherwise specified in the prospectus supplement, we will compute interest payments on the basis of a 360-day year consisting of twelve 30-day months. (Section 2.10) .

     Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The related prospectus supplement will contain information on Federal income tax consequences and other special considerations applicable to discounted debt securities.

     The indentures do not contain any provisions that:

  limit our ability to incur indebtedness, or
  provide protection in the event GE Company, as sole indirect stockholder of GECC, causes GECC to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

     Claims of our subsidiaries’ creditors generally will be satisfied from, among other sources, the assets and earnings of such subsidiaries and these assets and earnings may not be available for dividend or other transfer in order to provide GECC with funds to meet its obligations, including obligations on debt securities.

Payment and Transfer

     Unless we otherwise state in a prospectus supplement, we will issue debt securities only as registered securities, which means that the name of the holder will be entered in a register which will be kept by the Trustee or another agent of GECC. Unless we state otherwise in a prospectus supplement, we will make principal and interest payments at the office of the paying agent or agents we name in the prospectus supplement or by mailing a check to such holder at the address specified in the register and will otherwise treat such registered holder as the owner of the debt security for all purposes.

     Unless we describe other procedures in a prospectus supplement, a registered holder will be able to transfer registered debt securities at the office of the transfer agent or agents we name in the prospectus supplement. The registered holder may also exchange registered debt securities at the office of the transfer agent for an equal aggregate principal amount of registered debt securities of the same series in different denominations having the same maturity date, interest rate and other terms as long as the debt securities are issued in authorized denominations. Neither GECC nor the Trustee will impose any service charge for any such transfer or exchange of a debt security, however, a registered holder may be required to pay any taxes or other governmental charges in connection with a transfer or exchange of debt securities.

Global Notes, Delivery and Form

     We may issue some or all of the debt securities in the form of one or more Global Notes representing an entire issuance in book-entry form. Under the applicable book entry system, each Global Note will be registered toa depositary (a “Depositary”) or with a nominee for a Depositary identified in the applicable prospectus supplement. Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a Global Note may not be transferred, except as a whole by the Depositary for such Global Note to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. For purposes of this Prospectus, “Global Note” refers to the Global Note or Global Notes representing an entire issue of debt securities.

     The specific terms of the depositary arrangement with respect to any debt securities to be represented by a Global Note will be described in the prospectus supplement.

Modification of the Indentures

     In general, our rights and obligations and the rights of the holders under the above-referenced indentures may be modified if the holders of not less than 66 2 / 3 % in aggregate principal amount of the outstanding debt securities of each series affected by the modification consent to it. However, Section 10.02 of each indenture provides that, unless each affected holder agrees, we cannot make any adverse change to any payment term of a debt security such as:
  extending the maturity date;
  extending the date on which we have to pay interest or make a sinking fund payment;
  reducing the interest rate or the amount of a sinking fund payment;
  reducing the amount of principal we have to repay;
  changing the currency in which we have to make any payment of principal, premium or interest; and
  modifying any redemption or repurchase right to the detriment of the holder;
  impairing any right of a holder to bring suit for payment;
  reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the indenture or to waive any covenant or default;
  make any change to the section of the indenture relating to waivers of any past default; and
  make any change to Section 10.02, except to increase the percentage of the aggregate principal amount of debt securities needed to modify the indenture or to add additional non-modifiable and non-waivable provisions.

     However, if we and the Trustee agree, we can amend the indentures without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.

Senior Debt Securities

     The senior debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness.

Senior Debt Securities Events of Default

     Each senior indenture defines an “Event of Default” with respect to any series of senior debt securities as any of the following:

  default in any payment of principal or premium, if any, on any senior debt security of such series;
  default for 30 days in payment of interest on any senior debt security of such series;
  default in the making or satisfaction of any sinking fund payment or analogous obligation on the senior debt securities of such series;
  default for 60 days after written notice to GECC in performance of any other covenant or agreement in respect of the senior debt securities of such series contained in such indenture, except defaults specifically dealt with elsewhere in Section 6.01;
  default, as defined, with respect to any other series of senior debt securities outstanding under the relevant indenture or as defined in any other indenture or instrument evidencing or under which GECC has outstanding any indebtedness for borrowed money, as a result of which such other series or such other indebtedness of GECC shall have been accelerated and such acceleration shall not have been rescinded or annulled within 10 days after written notice thereof (provided however, that the resulting Event of Default with respect to such series of senior debt securities may be remedied, cured or waived by the remedying, curing or waiving of such other default under such other series or such other indebtedness);

  certain events involving bankruptcy, insolvency or reorganization; or
  any other event of default provided in the instrument establishing such series or tranche of senior debt securities. (Section 6.01).

     Each senior indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05) . An Event of Default under one series of senior debt securities does not necessarily constitute an Event of Default under any other series of senior debt securities. Each senior indenture provides that the Trustee may withhold notice to the holders of any series of debt securities issued thereunder of any default if the Trustee considers it in the interest of such noteholders to do so provided the Trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the senior debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08) .

     The senior indentures provide that if any Event of Default occurs and is continuing with respect to any series of senior debt securities, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding senior debt securities of such series may declare the principal, or in the case of discounted debt securities, a portion of the principal amount, of all such senior debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such senior debt securities then outstanding. The holders of a majority in aggregate principal amount of such senior debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of senior debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the senior debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the senior debt securities of such series. (Sections 6.01 and 6.07) .

     Other than the duties of a trustee during a default, the Trustee is not obligated to exercise any of its rights or powers under the senior indenture at the request, order or direction of any holders of senior debt securities of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02) . Subject to such indemnification provision, each senior indenture provides that the holders of a majority in aggregate principal amount of the senior debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the senior debt securities of such series. However, the Trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07) .

Subordinated Debt Securities

     As noted above, the subordination provisions applicable to a particular series or tranche of subordinated debt securities may differ from the following and, if so, such difference will be set forth in the applicable prospectus supplement.

     The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all our senior indebtedness. (Section 14.01 of the subordinated indenture).

     The subordinated indenture defines “senior indebtedness” to mean:

  the principal of, premium, if any, and interest on all indebtedness for money borrowed other than the subordinated debt securities;
  obligations arising from any guaranty, letter of credit or similar credit enhancement (including, without limitation, obligations arising from off balance sheet guarantees and direct credit substitutes);

  obligations associated with derivative products such as interest rate and foreign exchange rate swaps, forward sales of interests in commodities, and similar arrangements; and
  obligations for purchased money; in each case, regardless of whether such indebtedness or obligations are outstanding on the date of execution of the subordinated indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions thereof.

However, the term “senior indebtedness” will not include:

  any accounts payable or other liability to trade creditors (other than those obligations referenced in the second and third bullet points under the definition of “senior indebtedness” above) arising in the ordinary course of business, including instruments evidencing those liabilities;
  any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours; or
  any obligations with respect to any capital stock.

     We use the term “indebtedness for money borrowed” to include, without limitation, any obligation of ours for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes, or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets.

     There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

     Under the subordinated indenture, no payment may be made by us on the subordinated debt securities and no purchase, redemption or retirement by us of any subordinated debt securities may be made in the event:

  any senior indebtedness is not paid when due and payable, or the maturity of any senior indebtedness is accelerated as a result of a default; unless, in either case, the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

     In addition, the right to accelerate the subordinated debt securities upon an Event of Default is limited. Subordinated debt securities of a series can be accelerated, unless the principal of such series of subordinated debt securities shall have already become due and payable, in the event of an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization, and the right to receive payment through an acceleration will not be available for any other Events of Default including, without limitation, failure to pay principal, interest or premium on the subordinated debt securities. (Section 6.01 of the subordinated indenture).

     In the event we pay or distribute our assets to creditors upon a total or partial liquidation, total or partial dissolution or bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment and until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that the holders of subordinated debt securities may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities and do not provide for the payment of principal prior to the maturity of all senior indebtedness). (Section 14.02 of subordinated indenture).

     If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness and pay it over to them as their interests may appear. (Section 14.04 of subordinated indenture).

     As a result of the subordination provisions contained in the subordinated indenture, in the event of default or insolvency, our creditors who are holders of senior indebtedness are likely to recover more, ratably, than the holders of subordinated debt securities. It is important to keep this in mind if you decide to hold our subordinated debt securities.

     At December 31, 2005, GECC had substantial unsubordinated borrowings, the majority of which would fall within the definition of senior indebtedness. These borrowings are discussed in “Note 11—Borrowings” to GECC’s consolidated financial statements contained in GECC’s Annual Report on Form 10-K for the year ended December 31, 2005. In addition, GECC’s derivative instruments are discussed in “Note 18—Derivatives and Other Financial Instruments” and GECC’s guarantees are discussed in “Note 20—Commitments and Guarantees” to such consolidated financial statements. These notes are incorporated herein by reference. GECC may from time to time incur significant additional amounts of senior indebtedness in the form of obligations for purchased money.

Subordinated Debt Securities—Events of Default

     The subordinated indenture defines an “Event of Default” with respect to any series of subordinated debt securities as any of the following:

  default in any payment of principal or premium, if any, on any subordinated debt securities of such series;
  default for 30 days in payment of any interest, if any, on any subordinated debt securities of such series;
  default in the making or satisfaction of any sinking fund payment or analogous obligation on the subordinated debt securities of such series;
  certain events involving bankruptcy, insolvency or reorganization;
  any other event of default provided in the instrument establishing such series of subordinated debt securities. (Section 6.01).

     As noted above, the events of default and related remedies may be deleted, modified or added to for a particular series or tranche of subordinated debt securities and, if so, such changes will be set forth in the applicable prospectus supplement.

     The subordinated indenture requires us to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.05) . An Event of Default under one series of subordinated debt securities does not necessarily constitute an Event of Default under any other series of subordinated debt securities. The subordinated indenture provides that the Trustee may withhold notice to the holders of any series of subordinated debt securities issued thereunder of any default if the Trustee considers it in the interest of such noteholders to do so provided the Trustee may not withhold notice of default in the payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series or in the making of any sinking fund installment or analogous obligation with respect to such series. (Section 6.08) .

     The subordinated indenture provides that if an Event of Default arising from certain events involving bankruptcy, insolvency or reorganization occurs and is continuing with respect to a series of subordinated debt securities, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of such series may declare the principal, or in the case of discounted subordinated debt securities, a portion of the principal amount, of all such subordinated debt securities to be due and payable immediately. Under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such subordinated debt securities then outstanding. The holders of a majority in aggregate principal amount of such subordinated debt securities then outstanding may also waive on behalf of all holders past defaults with respect to a particular series of subordinated debt securities except, unless previously cured, a default in payment of principal, premium, if any, or interest, if any, on any of the subordinated debt securities of such series, or the payment of any sinking fund installment or analogous obligation on the subordinated debt securities of such series. (Sections 6.01 and 6.07) .

     In the subordinated indenture, we agree that in case of an Event of Default pursuant to the first, second or third bullet points above, then, upon demand of the Trustee, we will pay to the Trustee, for the benefit of the holder of any subordinated debt security in respect of which the Event of Default has occurred (or holders of any series of subordinated debt securities in the case of the third bullet point above) the whole amount that then shall have become due and payable on any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above) for principal, premium, if any, and interest, if any, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, if any, at the Overdue Rate (as defined in the subordinated indenture) applicable to any such subordinated debt security (or subordinated debt securities of any such series in the case of the third bullet point above). In addition, we will pay to the Trustee any further amount as shall be sufficient to cover costs and expenses of collection and any further amounts payable to the Trustee. (Section 6.02) . The Trustee or a holder may bring suit for the collection of amounts set forth in this paragraph. The foregoing rights in respect of payment defaults do not, however, permit the acceleration of amounts scheduled to become due and payable, which remedy is limited as noted above to certain events involving bankruptcy, insolvency or reorganization.

     Other than the duties of a trustee during a default, the Trustee is not obligated to exercise any of its rights or powers under the subordinated indenture at the request, order or direction of any holders of subordinated debt securities of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02) . Subject to such indemnification provision, the subordinated indenture provides that the holders of a majority in aggregate principal amount of the subordinated debt securities of any series issued thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee thereunder, or exercising any trust or power conferred on such Trustee with respect to the subordinated debt securities of such series. However, the Trustee may decline to act if it, being advised by counsel, determines that the actions or proceedings so directed may be illegal or involve it in any personal liability. (Section 6.07) .

Concerning the Trustee

     JPMorgan Chase Bank, N.A. acts as Trustee under (i) an Amended and Restated Indenture with us dated as of February 27, 1997, as supplemented by a Supplemental Indenture with us dated as of May 3, 1999, a Second Supplemental Indenture with us dated as of July 2, 2001, and a Third Supplemental Indenture with us dated November 22, 2002, (ii) an Amended and Restated Indenture with us dated as of February 28, 1997, as supplemented by a First Supplemental Indenture with us dated as of July 2, 2001, (iii) a Subordinated Debt Indenture with us dated as of July 1, 2005, as amended and restated by an Amended and Restated Subordinated Debt Indenture with us dated as of July 15, 2005, (iv) an Indenture with us dated as of June 3, 1994, as amended and supplemented, and (v) an Indenture with us dated as of October 1, 1991, as amended and supplemented. JPMorgan Chase Bank, N.A. also acts as Trustee under certain other indentures with us. A number of our series of senior unsecured notes are presently outstanding under each of the indentures referred to in clauses (i), (ii), (iv) and (v) above. Debt securities may be issued under any of the indentures referred to in clauses (i), (ii) and (iii) above.

     JPMorgan Chase Bank, N.A. will also act as trustee under an indenture and subordinated indenture with GE Company. GECC, GE Company and other affiliates of GE Company maintain various commercial and investment banking relationships with JPMorgan Chase Bank, N.A. and its affiliates in their ordinary course of business.

DESCRIPTION OF THE PREFERRED STOCK

General

     Our Board of Directors has authorized the issuance of preferred stock. The terms of the preferred stock will be stated and expressed in a resolution or resolutions to be adopted by our Board of Directors (or any duly authorized committee of the Board of Directors) consistent with our restated certificate of incorporation. The preferred stock, when issued and sold, will be fully paid and non-assessable and will have no pre-emptive rights.

     As of the date of this prospectus, our capital stock as authorized by our sole common stockholder consists of:

  4,166,000 shares of Common Stock, par value $14.00 per share,
  33,000 shares of Variable Cumulative Preferred Stock, par value $100 per share; and
  750,000 shares of Preferred Stock, par value $.01 per share.

     In order to distinguish between our two classes of preferred stock, we will refer to the first class of our preferred stock as “Variable Cumulative Preferred Stock” and to the second class as our “Preferred Stock.” 3,985,403 shares of Common Stock and 700 shares of Variable Cumulative Preferred Stock are presently outstanding. There are no shares of our Preferred Stock currently outstanding.

     We will describe the particular terms of any series of preferred stock being offered by use of this prospectus in the prospectus supplement relating to that series of preferred stock. Those terms may include:

  the designation, number of shares and stated value per share;
  the amount of liquidation preference, if any;
  the initial public offering price at which shares of such series of preferred stock will be sold;
  the dividend rate or rates (or method of determining the dividend rate);
  the dates on which dividends shall be payable, the date from which dividends shall accrue and the record dates for determining the holders entitled to such dividends;
  any redemption or sinking fund provisions;
  any voting rights;
  any conversion or exchange provisions;
  any provisions to issue the shares of such series as depositary shares evidenced by depositary receipts; and
  any additional dividend, redemption, liquidation or other preferences or rights and qualifications, limitations or restrictions thereof.

     If the terms of any series of preferred stock being offered differ from the terms set forth below, we will also disclose those terms in the prospectus supplement relating to that series of preferred stock. In addition to this summary, you should refer to our restated certificate of incorporation for the complete terms of preferred stock being offered.

     We will specify the transfer agent, registrar, dividend disbursing agent and redemption agent for each series of preferred stock in the prospectus supplement relating to that series.

Dividend Rights

     If you purchase preferred stock being offered by this prospectus, you will be entitled to receive, when, and as declared by our board of directors, cash or other dividends at the rates, or as determined by the method described in, and on the dates set forth in, the prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. We will pay each dividend to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on any series of the preferred stock may be cumulative or noncumulative, as specified in the prospectus supplement. If the board of directors fails to declare a dividend on any series of preferred stock for which dividends are noncumulative, then your right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not we declare dividends for any future dividend period. Dividends on the shares of preferred stock will accrue from the date on which we initially issue such series of preferred stock or as otherwise set forth in the prospectus supplement relating to such series. The prospectus supplement relating to a series of preferred stock will describe any adjustments to be made, if any, to the dividend rate in the event of certain amendments to the Internal Revenue Code of 1986, as amended, with respect to the dividends- received deduction.

     The dividend payment dates and the dividend periods with respect to our preferred stock will be described in the prospectus supplement relating to such series of our preferred stock.

     We may not declare any dividends on any shares of common stock, or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of common stock or make any distribution in respect thereof, whether in cash or property or in obligations or our stock, other than common stock unless:

  full cumulative dividends shall have been paid or declared and set apart for payment on all outstanding shares of preferred stock and other classes and series of our preferred stock and we are not in default or in arrears with respect to any sinking or other analogous fund or other agreement for the purchase, redemption or other retirement of any shares of our preferred stock.

     In the event we have outstanding shares of more than one series of our preferred stock ranking equally as to dividends and dividends on one or more of such series of preferred stock are in arrears, we are required to make dividend payments ratably on all outstanding shares of such preferred stock in proportion to the respective amounts of dividends in arrears on all such preferred stock to the date of such dividend payment. You will not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on shares of the preferred stock you own. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments which may be in arrears.

Liquidation Rights

     In the event of our liquidation, either voluntary or involuntary, dissolution or winding-up, we will be required to pay the liquidation preference specified in the prospectus supplement relating to those shares of preferred stock, plus accrued and unpaid dividends, before we make any payments to holders of our common stock or any other class of our stock ranking junior to that preferred stock. If we do not have sufficient assets to pay the liquidation preference, plus accrued and unpaid dividends, on all classes of preferred stock that rank equally upon liquidation, we will pay holders of the preferred stock proportionately based on the full amount to which they are entitled. Other than their claims to the liquidation preference and accrued and unpaid dividends, holders of preferred stock will have no claim to any of our other remaining assets. Neither the sale of all or substantially all our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding-up of our business or affairs, if that transaction does not impair the voting power, preferences or special rights of the holders of shares of preferred stock.

Voting Rights

     Holders of our common stock are entitled to one vote per share on all matters which arise at any meeting of shareholders. Holders of preferred stock being offered by this prospectus will not be entitled to vote, except as set forth below, in a prospectus supplement or as otherwise required by law.

     With respect to our Variable Cumulative Preferred Stock, holders are not entitled to vote except as required by law or as set forth in a prospectus supplement. However, we may not alter any of the preferences, privileges, voting powers or other restrictions or qualifications of a series of Variable Cumulative Preferred Stock in a manner substantially prejudicial to the holders thereof without the consent of the holders of at least 66 2/3% of the total number of shares of such series.

     With respect to our Preferred Stock, in the event that six quarterly dividends (whether or not consecutive) payable on any series of our preferred stock shall be in arrears, the holders of each series of our Preferred Stock, voting separately as a class with all other holders of Preferred Stock with equal voting rights, shall be entitled at our next annual meeting of stockholders (and at each subsequent annual meeting of stockholders), to vote for the election of two of our directors, with the remaining directors to be elected by the holders of shares of any other class or classes or series of stock entitled to vote therefor. Until the arrears in payments of all dividends which permitted the election of such directors shall cease to exist, any director who has been so elected may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the preferred stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. The holders of shares of our Preferred Stock shall no longer be entitled to vote for directors once the past due dividends have all been paid unless dividends later become in arrears again. Once the past due dividends have all been paid, then the directors elected by the preferred stockholders will no longer be directors.

     We may not take certain actions without the consent of at least 66 2 / 3 % of the shares of our Preferred Stock, voting together as a single class without regard to series. We need such 66 2 / 3 % consent to:

  create any class or series of stock with preference as to dividends or distributions of assets over any outstanding series of our Preferred Stock (other than a series which has no right to object to such creation); or
  alter or change the provisions of our restated certificate of incorporation so as to adversely affect the voting power, preferences or special rights of the holders of shares of our Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of our Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least two-thirds of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a class, shall be required in lieu of the consent of all holders of two-thirds of our Preferred Stock at the time outstanding.

     The prospectus supplement relating to a series of preferred stock will further describe the voting rights, if any, including the number of or proportional votes per share.

Redemption

     The applicable prospectus supplement will indicate whether the series of preferred stock being offered is subject to redemption, in whole or in part, whether at our option or mandatorily or otherwise and whether or not pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock being offered, including the redemption dates and the redemption prices for that series will be set forth in the prospectus supplement.

     If we fail to pay dividends on any series of preferred stock we may not redeem that series in part and we may not purchase or otherwise acquire any shares of such series other than by a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series.

Conversion Rights

No series of preferred stock will be convertible into our common stock.

DESCRIPTION OF TRUST ISSUED PREFERRED OR CAPITAL SECURITIES

General

     One or more trust entities which we would create for that purpose may issue from time to time their “preferred” or “capital” securities. We would own the common interests in the trusts and our employees would administer them. The proceeds of the sale of a trust’s securities would be used to purchase debt securities we would issue to the trust. These securities would likely be subordinated debt securities. Interest and other payments by us under the subordinated debt securities would be the trust’s sole source of revenue. We would also guarantee payments on the trust’s securities to the extent it had funds on hand available for the purposes at that time. If we determine that trust securities will be issued, this registration statement will be amended to add the trust or trusts as registrants, to provide additional information with respect to the trust securities, the debt securities to be issued to the trust and the guarantees. The trust agreement and guarantee forms would also be filed as exhibits.

DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS THEREIN

General

     Support obligations issued under this prospectus may include guarantees and letters of credit that are issued in connection with, and as a means of underlying credit support for, any part of a fixed or contingent payment obligation of primary securities issued by third parties. The issuers of the primary securities may or may not be affiliated with us. A holder of a primary security will also hold uncertificated interests in the related support obligation, representing the credit enhancement of the holder’s primary security afforded by the related support obligation.

     The terms and conditions of any support obligations and related interests will be determined by the terms and conditions of the related underlying securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any support obligations and related interests issued pursuant to this prospectus will be set forth in the accompanying prospectus supplement.

     Unless otherwise specified in the applicable prospectus supplement, any support obligations and related interests will be unsecured and will rank equally and ratably with all of our other unsecured and unsubordinated indebtedness. The terms of a particular support obligation may provide that a different support obligation may be substituted therefor, upon terms and conditions described in the applicable prospectus supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying prospectus supplement, each support obligation will be governed by the laws of the State of New York. No document or instrument will (i) limit the amount of support obligations or interests that may be issued, or (ii) contain any provisions that limit our ability to incur indebtedness or that afford holders of support obligations or interests protection in the event GE Company, as our ultimate stockholder, causes us to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

Guarantees

     Guarantees that we issue from time to time under this prospectus for the benefit of holders of specified underlying securities will generally include the following terms and conditions, plus any different or additional terms specified in the accompanying prospectus supplement.

     The guarantee will provide that we unconditionally guarantee the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable underlying securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable underlying securities. Any guarantee shall be unconditional irrespective of the validity or enforceability of the applicable underlying security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, we will not waive presentment or demand of payment or notice with respect to the applicable underlying security unless otherwise provided in the accompanying prospectus supplement.

     We shall be subrogated to all rights of the issuer of the applicable underlying securities in respect of any amounts paid by us pursuant to the provisions of a guarantee. The guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable underlying security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of GECC, the issuer of the applicable underlying security or otherwise.

Letters of Credit

     The direct-pay letters of credit we issue from time to time under this prospectus relating to specified underlying securities shall include the following terms and conditions, plus any additional terms specified in the accompanying prospectus supplement.

     Any letter of credit will be our direct-pay obligation issued for the account of the holders of the applicable underlying securities or, in certain cases, an agent acting on behalf of the issuer of the applicable underlying securities or a trustee acting on behalf of the holders. The letter of credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable underlying securities. Drawings under the letter of credit will reduce the amount available under the letter of credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of repayment provided that the letter of credit has not otherwise expired.

     The letter of credit will expire at a date and time specified in the accompanying prospectus supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying prospectus supplement.

ERISA MATTERS

     We (and our affiliates) provide services to many employee benefit plans, subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include assets of such plans (collectively, “Plans”). We and our affiliates may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986 (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”). “Prohibited transactions” within the meaning of ERISA and the Code may result if any of the securities are acquired by a Plan as to which we or any of our affiliates is a party in interest, unless such securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). Accordingly, each purchaser and each transferee using the assets of a Plan subject to ERISA or Section 4975 of the Code to acquire the securities will be deemed to have represented that the acquisition and continued holding of the securities will be covered by a Department of Labor prohibited transaction class exemption.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or documents (“Similar Laws”). Accordingly, each purchaser or holder of the securities shall be deemed to have represented that such purchase and holding is not prohibited under applicable Similar Laws or rules. Any employee benefit plan or other entity to which such provisions of ERISA, the Code or any Similar Laws apply proposing to acquire the securities should consult with its legal counsel. The sale of the securities to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

LEGAL OPINIONS

     Unless otherwise specified in the prospectus supplement accompanying this prospectus, Alan M. Green, General Counsel, Corporate Treasury and Assistant Secretary of GECC will provide an opinion for us regarding the validity of the securities and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 will provide an opinion for the underwriters, agents or dealers. Mr. Green beneficially owns or has rights to acquire an aggregate of less than 0.01% of GE Company’s common stock.

EXPERTS

     The consolidated financial statements and schedule of GECC as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated herein by reference from GECC’s Annual Report on Form 10-K for the year ended December 31, 2005 have been so incorporated by reference herein in reliance upon the report, also incorporated by reference herein, of KPMG LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG LLP on the consolidated financial statements and schedule is dated February 10, 2006.

     The report of KPMG LLP on the consolidated financial statements and schedule refers to a change in 2004 and 2003 in the method of accounting for variable interest entities.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by GECC in connection with a distribution of the securities registered under this registration statement.

Filing fee for Registration Statement	**
Accounting fees and expenses	* $	75,000
NASD Rule 2720 filing and counsel fees	* $	100,000
Trustees’ fees and expenses (including counsel fees)	* $	50,000
Blue Sky filing and counsel fees	* $	5,000
Printing and engraving fees	* $	50,000
Rating Agency fees	* $	550,000
Legal fees and expenses	* $	200,000
Miscellaneous	* $	5,000

*	Estimated, and subject to future contingencies.
**	Unknown because the filing fee is being deferred pursuant to Rule 456(b) and 457(r).

Item 15. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware provides that in certain circumstances a corporation may indemnify any person against the expenses, (including attorney’s fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of being or having been directors, officers, employees or agents of the corporation or serving or having served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal proceedings had no reasonable cause to believe such conduct was unlawful, except that if such action, suit or proceeding shall be by and in the right of the corporation no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation, unless and to the extent that the Court of Chancery of the State of Delaware or any other court in which the suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity. A corporation shall be required to indemnify against expenses (including attorney’s fees), actually and reasonably incurred, any director or officer who successfully defends any such actions. The foregoing statements are subject to the detailed provisions of Section 145 of the General Corporation Law of the State of Delaware.

     The By-Laws of GECC provide that each person who at any time is or shall have been a director or officer of GECC or is a legal representative of such director or officer, or is or shall have been serving at the request of GECC as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, who is or is threatened to be made a party or is otherwise involved in any action, suit or proceeding shall be held harmless to the fullest extent permitted by applicable law and shall be indemnified by GECC for expenses (including attorney’s fees) such person incurred in their defense in such proceedings as permitted by applicable law. The By-Laws of GECC also permit the indemnification of any other person not an officer or director of GECC that may be indemnified under applicable law.

     GECC is or will be a party to one or more underwriting or placement agreements with respect to debt securities issued under this prospectus which include provisions regarding the indemnification of GECC and its officers and directors by one or more underwriters or dealers against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The directors of GECC are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of GECC are also insured against fiduciary liabilities under the Employee Retirement Income Security Act of 1974.

Item 16. Exhibits.

Exhibit
Number		Incorporated by Reference to Filings Indicated	Description

1 (a)	—	To be filed as an exhibit to a Current Report	Form of Underwriting Agreement for Debt Securities.
on Form 8-K and incorporated by reference
or by Post-Effective Amendment.

(b)	—		Third Amended and Restated U.S. Distribution
Agreement dated as of March 29, 2006 among GECC
and the Dealers party thereto.

(c)	—	To be filed as an exhibit to a Current Report	Form of Underwriting Agreement for preferred stock.
on Form 8-K and incorporated by reference
or by Post-Effective Amendment.

(d)	—		Selling Agent Agreement for GE Capital InterNotes by
and among GECC and the Agents party thereto.

4 (a)	—	Exhibit 4(a) to GECC’s Registration Statement	Amended and Restated General Electric Capital
		on Form S-3 (No. 333-59707).	Corporation Standard Global Multiple Series Indenture
Provisions dated as of February 27, 1997.

(b)	—	Exhibit 4(b) to GECC’s Registration Statement	Amended and Restated General Electric Capital
		on Form S-3 (No. 333-59707).	Corporation Standard Multiple-Series Indenture
Provisions dated as of February 28, 1997.

(c)	—	Exhibit 4(c) to GECC’s Registration Statement	Third Amended and Restated Indenture dated as of
		on Form S-3 (No. 333-59707).	February 27, 1997 between GECC and JPMorgan
Chase Bank, as successor trustee.

(d)	—	Exhibit 4(dd) to GECC’s Post-Effective	First Supplemental Indenture dated as of May 3, 1999,
		Amendment No. 1 to Registration Statement	supplemental to Third Amended and Restated
		on Form S-3 (No. 333-76479).	Indenture dated as of February 27, 1997.

(e)	—	Exhibit 4(f) to GECC’s Post-Effective	Second Supplemental Indenture dated as of July 2,
		Amendment No. 1 to Registration Statement	2001, supplemental to Third Amended and Restated
		on Form S-3 (No. 333-40880).	Indenture dated as of February 27, 1997.

(f)	—	Exhibit 4(cc) to GECC’s Post-Effective	Third Supplemental Indenture dated as of
		Amendment No. 1 to Registration Statement	November 22, 2002, supplemental to Third Amended
		on Form S-3 (No. 333-100527).	and Restated Indenture dated as of February 27, 1997.

(g)	—	Exhibit 4(d) to GECC’s Registration	Third Amended and RestatedIndenture dated as of
		Statement on Form S-3 (No. 333-59707).	February 28, 1997 between the Company and
JPMorgan Chase Bank, as successor trustee.

(h)	—	Exhibit 4(g) to GECC’s Post-Effective	First Supplemental Indenture dated as of July 2,
		Amendment No. 1 to Registration Statement	2001, supplemental to Third Amended and Restated
		on Form S-3 (No. 333-40880).	Indenture dated as of February 28, 1997.

(i)	—	Exhibit 4 to GECC’s Post-Effective	Indenture dated as of June 3, 1994 between GECC
		Amendment No. 1 to Registration Statement	and JPMorgan Chase Bank, as successor trustee.
on Form S-3 (No. 33-51793).

(j)	—	Exhibit 4(b) to GECC’s Registration	First Supplemental Indenture dated as of February 1,
		Statement on Form S-3 (No. 33-22265).	1997, supplemental to the Indenture dated as of June
3, 1994 between GECC and JPMorgan Chase Bank, as
successor trustee.
(k)	—	Exhibit 4(d) to GECC’s Post-Effective	Second Supplemental Indenture dated as of July 2, 2001,
		Amendment No. 1 to Registration Statement	supplemental to the Indenture dated as of June 3, 1994.
on Form S-3 (No. 333-22265).

(l)	—	Exhibit 4(a) to GECC’s Form 10-K Report	Subordinated Debt Indenture dated as of July 1, 2005
		for the year ended December 31, 2004.	between GECC and JPMorgan Chase Bank, N.A.

Exhibit
Number		Incorporated by Reference to Filings Indicated	Description

(m)	—	Exhibit 4(b) to GECC’s Form 10-K Report	Amended and Restated Subordinated
		for the year ended December 31, 2004.	Debt Indenture dated as of July 15, 2005 between
GECC and JPMorgan Chase Bank, N.A.
(n)	—	Exhibit 4(f) to GECC’s Form 10-K Report	Seventh Amended and Restated Fiscal and Paying
		for the year ended December 31, 2005.	Agency Agreement among GECC, GE Capital
Australia Funding Pty Ltd, GE Capital Canada
Funding Company, GE Capital European Funding, GE
Capital UK Funding and JPMorgan Chase Bank, N.A.
and J.P. Morgan Bank (Ireland) p.l.c. dated as of July
1, 2005.

(o)			Form of Global Medium-Term Note, Series A, Fixed
Rate DTC Registered Note.

(p)			Form of Global Medium-Term Note, Series A,
Floating Rate DTC Registered Note.

(q)			Form of Global Medium-Term Note, Series A, Fixed
Rate International Registered Note.

(r)			Form of Global Medium-Term Note, Series A,
Floating Rate International Registered Note.

(s)	—	Exhibit 4(w) to GECC’s Registration	Form of Global Medium-Term Note, Series B/C,
		Statement on Form S-3 (No. 33-50909).	Fixed Rate Temporary Global Bearer Note.

(t)	—	Exhibit 4(x) to GECC’s Registration	Form of Global Medium-Term Note, Series B/C,
		Statement on Form S-3 (No. 33-50909).	Floating Rate Temporary Global Bearer Note.

(u)	—	Exhibit 4(y) to GECC’s Registration	Form of Global Medium-Term Note, Series B/C,
		Statement on Form S-3 (No. 33-50909).	Fixed Rate Bearer/Registered Note.

(v)	—	Exhibit 4(z) to GECC’s Registration	Form of Global Medium-Term Note, Series B/C,
		Statement on Form S-3 (No. 33-50909).	Floating Rate Bearer/Registered Note.

(w)	—	Exhibit 4(aa) to GECC’s Registration	Form of Global Medium-Term Note, Series B/C,
		Statement on Form S-3 (No. 33-50909).	Fixed Rate Permanent Global Bearer Note.

(x)	—	Exhibit 4(bb) to GECC’s Registration	Form of Global Medium-Term Note, Series B/C,
		Statement on Form S-3 (No. 33-50909).	Floating Rate Bearer Note.

(y)	—	Exhibit 4(k) to GECC’s Form 10-K Report	Form of Euro Temporary Global Fixed Rate Bearer
		for the year ended December 31, 2005.	Note.

(z)	—	Exhibit 4(i) to GECC’s Form 10-K Report	Form of Euro Permanent Global Fixed Rate Bearer
		for the year ended December 31, 2005.	Note.

(aa)	—	Exhibit 4(m) to GECC’s Form 10-K Report	Form of Euro Definitive Global Fixed Rate Bearer
		for the year ended December 31, 2005.	Note.

(bb)	—	Exhibit 4(l) to GECC’s Form 10-K Report	Form of Euro Temporary Global Floating Rate Bearer
		for the year ended December 31, 2005.	Note.

(cc)	—	Exhibit 4(j) to GECC’s Form 10-K Report	Form of Euro Permanent Global Floating Rate Bearer
		for the year ended December 31, 2005.	Note.

(dd)	—	Exhibit 4(n) to GECC’s Form 10-K Report	Form of Euro Definitive Floating Rate Bearer Note.
for the year ended December 31, 2005.

(ee)	—	Exhibit 3(i) to GECC’s Form 10-K Report	Certificate of Merger and Restated Certificate of
		for the year ended December 31, 2001.	Incorporation filed with the Secretary of State of the
State of Delaware on June 29, 2001 and August 7,
2002, respectively.

(ff)	—	Exhibit 3(i) to GECC’s Form 10-K for the	Certificate of Amendments of Restated Certificate of
		year ended December 31, 2004	Incorporation of GECC filed with the Secretary State
		(File No. 1-6461).	of the State of Delaware on August 7, 2002, January
27, 2002 and November 23, 2004, respectively.

Exhibit
Number			Incorporated by Reference to Filings Indicated	Description

5				Opinion and consent of Alan M. Green, General
Counsel, Corporate Treasury and Assistant Secretary
of GECC.

12	(a)	—	Exhibits 12(a) and 12(b) to GECC’s Annual	Computation of ratio of earnings to fixed charges and
			Report on Form 10-K for the year ended	preferred stock dividends.
December 31, 2005 (File No. 1-6461).

23	(a)			Consent of KPMG LLP.

23	(b)			Consent of Alan M. Green is included in his opinion
referred to in Exhibit 5 above.

24				Power of Attorney.

25	(a)			T-1 Statement of Eligibility under the Trust Indenture
Act of 1939 of JPMorgan Chase Bank, in respect of
the Amended and Restated Indentures previously filed
as Exhibits 4(c) and (d) to GECC’s Registration
Statement on Form S-3 (No. 333-59707) and the
Indenture previously filed as Exhibit 4 to GECC’s
Registration Statement on Form S-3 (No. 333-51793).

25	(b)			T-1 Statement of Eligibility under the Trust Indenture
Act of 1939 of JPMorgan Chase Bank, N.A., in
respect of the Subordinated Debt Indenture and the
Amended and Restated Subordinated Debt Indenture
previously filed as Exhibits 4(a) and (b) to GECC’s
Quarterly Report on Form 10Q for the quarter ended
June 30, 2005 (File No. 1-6461).

99	(a)	—	Exhibit 99(g) to GECC’s Post Effective	Letter of Vice Chairman of General Electric Company
			Amendment No. 1 to GECC’s Registration	to General Electric Capital Corporation, dated
			Statement Form S-3 (No. 333-59707).	February 4, 1999 with respect to replacing redeemed
variable cumulative preferred stock with another form
of equity in certain circumstances.

99	(b	—	Exhibit 99(h) to GECC’s Registration	Income Maintenance Agreement
			Statement on Form S-3 (No. 333-100527).	dated as of March 28, 1991, between General Electric
Company and GECC.

Item 17. Undertakings.

     (a) The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i),(ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; (5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 29th day of March, 2006.

GENERAL ELECTRIC CAPITAL CORPORATION

By	/s/ KATHRYN A. CASSIDY

Kathryn A. Cassidy
(Senior Vice President-Corporate Treasury and Global
Funding Operation and Director)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* JEFFREY R. IMMELT	Chief Executive Officer and Director

(Jeffrey R. Immelt)

* KEITH S. SHERIN	Chief Executive Officer and Director
(Principal Financial Officer)
(Keith S. Sherin)

/s/ KATHRYN A. CASSIDY	Senior Vice President—Corporate
Treasury and Global Funding
(Kathryn A. Cassidy)	Operation and Director

* CHARLES E. ALEXANDER	Director

(Charles E. Alexander)

Director

(Jeffrey S. Bornstein)

* DAVID L. CALHOUN	Director

(David L. Calhoun)

* JAMES A. COLICA	Director

(James A. Colica)

* PAMELA DALEY	Director

(Pamela Daley)

* BRACKETT B. DENNISTON	Director

(Brackett B. Denniston)
March 29, 2006

Signature	Title	Date

* JOHN H. MYERS	Director

(John H. Myers)

* MICHAEL A. NEAL	Director

(Michael A. Neal)

* DAVID R. NISSEN	Director

(David R. Nissen)

Director

(Ronald R. Pressman)

Director

(Deborah M. Reif)

* JOHN G. RICE	Director

(John G. Rice)

* JOHN M. SAMUELS	Director

(John M. Samuels)

* ROBERT C. WRIGHT	Director

(Robert C. Wright)

* PHILIP D. AMEEN	Senior Vice President and Controller
(Principal Accounting Officer)
(Philip D. Ameen)

By: /s/ KATHRYN A. CASSIDY

(Kathryn A. Cassidy)

* AS ATTORNEY-IN FACT FOR THE
INDIVIDUALS NOTED ABOVE		March 29, 2006
WITH AN ASTERISK
REPRESENTING A MAJORITY OF
THE BOARD OF DIRECTORS